Exhibit 23.1
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                              Accountants' Consent
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The Board of Directors
Synovus Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.


/s/KPMG LLP
KPMG LLP

Atlanta, Georgia
June 11, 2002